UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2009

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 20, 2009, Energy XXI (Bermuda) Limited (the “Company”) executed a conditional Purchase and Sale Agreement (the “Agreement”) to acquire certain Gulf of Mexico shelf oil and natural gas interests from MitEnergy Upstream LLC (“MitEnergy”), a subsidiary of Mitsui & Co., Ltd. (head-office: Tokyo, Japan, NASDAQ Symbol: MITSY, Tokyo Stock Exchange (TSE) Symbol: 8031), for a headline cash consideration of $283 million.

The transaction consists mostly of the non-operated interests in the same group of properties the Company purchased from Pogo Producing Company in June 2007.  The properties include 30 fields currently producing 8,000 net barrels of oil equivalent (BOE) per day, about 77 percent of which is oil and 80 percent of which is already operated by the Company.  Upon restoration of volumes pending repair of third party pipelines damaged by hurricanes in 2008, net production is expected to reach 10,000 BOE per day.  Offshore leases included in the purchase total nearly 33,000 net acres.

Concurrent with the signing of the Agreement, the Company purchased puts and put spreads that provide downside price protection averaging $73.46 per barrel on 6,500 barrels per day of oil production for 18 months, from January 2010 through June 2011.

The transaction is likely to be funded through a combination of new equity, cash on hand and bank debt.  The Company has placed a five percent cash deposit into escrow under the terms of the Agreement.

The purchase is subject to customary closing conditions and adjustments, such as downward adjustments to the purchase price to reflect revenues generated between the effective date of July 1, 2009 and the closing, which is expected within 90 days.  Assuming a yearend closing, actual funding requirements are estimated to be $263 million.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the required financial information with respect to the acquisition of assets from MitEnergy will be provided within 71 calendar days of November 25, 2009.

(b) Pro forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the required pro forma financial information with respect to the acquisition of assets from MitEnergy will be provided within 71 calendar days of November 25, 2009.

(d) Exhibits

Exhibit 10.1	Purchase and Sale Agreement by and between MitEnergy Upstream LLC and Energy XXI, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

By:	/s/ David West Griffin
Name:	David West Griffin
Title:	Chief Financial Officer

November 24, 2009